Exhibit 10.1

Execution Version

COMMON UNIT PURCHASE AGREEMENT

by and between

SANCHEZ PRODUCTION PARTNERS LP

and

SN UR HOLDINGS, LLC

SN UR Holdings, LLC

1000 Main Street, Suite 3000

Houston, Texas, 77002

Attention: Antonio R. Sanchez, III

Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated in this Common Unit Purchase Agreement (this “Agreement”), to issue and sell to SN UR Holdings, LLC, a Delaware limited liability company (the “Investor”), an aggregate of 2,272,727 common units (the “Investor Units”) representing limited partner interests in the Partnership (the “Common Units”).

The Partnership has entered into that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of the date hereof, with Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as Representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters have agreed to purchase and the Partnership has agreed to sell 6,550,802 Common Units at a price to the public of $11.00 per Common Unit (the “Public Offering”).  On the Closing Date (as defined below), the Partnership and the Investor will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Annex I, pursuant to which the Partnership will provide the Investor with certain registration rights with respect to the Investor Units.

Sanchez Production Partners GP LLC, a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”).  The Significant Subsidiaries (as defined below) of the Partnership are referred to collectively herein as the “Operating Subsidiaries.”  The Partnership, the General Partner and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.” The “Subject Documents” shall mean the Organizational Agreements (as defined below), the Underwriting Agreement and the Registration Rights Agreement.  For purposes of this Agreement, the Investor shall not be deemed an affiliate of the Partnership Entities and the Partnership Entities shall not be deemed affiliates of the Investor.

This is to confirm the agreement between the Partnership and the Investor concerning the purchase of the Investor Units from the Partnership by the Investor.

1.                                The Partnership represents and warrants to, and agrees with, the Investor as follows:

(a)                                 No Material Misstatements or Omissions. All SEC Reports (as defined below) when they became effective or were filed with the Securities and Exchange Commission (the “Commission”),

as the case may be, conformed in all material respects to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 Independent Accountants. KPMG LLP (“KPMG”), who has certified financial statements and supporting schedules included or incorporated by reference in reports and statements filed by the Partnership since December 31, 2014 under the Exchange Act and registration statements filed by the Partnership since December 31, 2014 under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto (the “SEC Reports”) are independent registered public accountants with respect to the Partnership as required by the Securities Act, the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(c)                                  Reserve Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are contained or incorporated by reference in the SEC Reports, is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.  Ryder Scott Co. LP (“Ryder Scott”), whose reports are referenced in the SEC Reports, was as of the date of such reports, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.

(d)                                 Reserve Information. The oil and natural gas reserve estimates of the Partnership Entities as of December 31, 2015 and December 31, 2014, contained or incorporated by reference in the SEC Reports are derived from reports that have been prepared by NSAI and Ryder Scott, in accordance with customary industry practices, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership Entities at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines, including the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act, applied on a consistent basis throughout the periods involved.

(e)                                  Financial Statements. The historical financial statements included or incorporated by reference in the SEC Reports, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Partnership (including Sanchez Production Partners LLC (predecessor-in-interest by conversion)) and its subsidiaries, at the dates indicated and the results of operations and changes in capital and cash flows of the Partnership Entities for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and materially comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the Commission thereunder. The supporting schedules, if any, included or incorporated by reference in the SEC Reports present fairly in all material respects, in accordance with GAAP, the information required to be stated therein.  All other financial information of the Partnership, including “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the SEC Reports comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Exchange Act) and Item 10 under Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language contained or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required.

(f)                                   Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the SEC Reports and any other materials distributed to the Investor, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith.

(g)                                  No Material Changes. Except as otherwise disclosed in the SEC Reports, none of the Partnership Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the SEC Reports any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; since the latest date as of which information is given in the SEC Reports through the date of this Agreement, there has not been any change in the equity interests or long term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, unitholders’ equity or results of operations of the Partnership Entities; and, except as otherwise may be disclosed in the SEC Reports, none of the Partnership Entities have (i) issued or granted any securities (other than customary issuances or grants pursuant to employee benefit plans), (ii) incurred any material liability or obligation, direct, indirect or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any distribution.

(h)                                 Formation and Good Standing of the Partnership. The Partnership has been duly formed and is validly existing as a limited partnership, and is in good standing under the laws of the State of Delaware, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the SEC Reports, and (A) to execute and deliver this Agreement and the Subject Documents (other than the Organizational Agreements) and consummate the transactions contemplated hereby and thereby, and (B) to issue, sell and deliver the Investor Units.

(i)                                     Foreign Qualification and Registration of the Partnership. The Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in (i) the financial condition, results of operations, members’ equity or partners’ capital, business, properties, management or prospects of the Partnership and the Operating Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Partnership and the Operating Subsidiaries to consummate the transactions contemplated by this Agreement or the Subject Documents (other than the Organizational Agreements) (in either case of clause (i) or (ii), a “Material Adverse Effect”).

(j)                                    Formation and Good Standing of the Partnership’s Subsidiaries. Each of the Operating Subsidiaries has been duly formed and is validly existing, and is in good standing under the laws of the state where such subsidiary is formed, with full power and authority to own, lease and operate its properties and conduct its business as described in the SEC Reports. Each of the Operating Subsidiaries is duly qualified as a foreign entity, to transact business and is in good standing in the jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not individually or in the aggregate, result in a Material Adverse Effect.

(k)                                 Power and Authority of General Partner.  The General Partner has, and after giving effect to the transactions contemplated herein will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the SEC Reports.

(l)                                     Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 14, 2015, and as in effect on the date hereof (collectively and as may be further amended, restated or otherwise modified from time to time, the “Partnership Agreement”); and the General Partner is the record holder of such general partner interest free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Liens”), other than those created or arising under the Partnership Agreement, the Securities Act, the Delaware LP Act (as defined below) or other applicable state securities laws.

(m)                             Ownership of Incentive Distribution Rights in the Partnership. SP Holdings, LLC, a Delaware limited liability company (“Holdings”) is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Holdings owns the Incentive Distribution Rights free and clear of all Liens, other than those created or arising under the Partnership Agreement, the Securities Act, the Delaware LP Act or other applicable state securities laws.

(n)                                 No Other Subsidiaries. The Partnership does not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity that is a “significant subsidiary” (as defined in Article 1-02(w) of Regulation S-X) other than those listed on Schedule I attached hereto (the “Significant Subsidiaries”).

(o)                                 Ownership of the General Partner.  Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, as may be further amended, restated or otherwise modified from time to time, the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all Liens, except for Liens arising under or in connection with the General Partner LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws.

(p)                                 Ownership of SEP Holdings IV, LLC.  The Partnership owns a 100% membership interest in SEP Holdings IV, LLC, a Delaware limited liability company (“SEP IV”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of SEP IV (such agreement, as may be further amended, restated or otherwise modified from time to time, the “SEP IV LLC Agreement”) and are fully paid (to the extent required under the SEP IV LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the SEP IV LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Third Amended and Restated Credit Agreement, dated as of March 31, 2015, as amended, among the Partnership, as borrower, the lenders party thereto and Royal Bank of Canada, as administrative agent, collateral agent and issuing bank (the “Credit Agreement”).

(q)                                 Ownership of CEP Mid-Continent LLC.  The Partnership owns a 100% membership interest in CEP Mid-Continent LLC, a Delaware limited liability company (“CEP Mid-Con”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of CEP Mid-Con (such agreement, as may be further amended, restated or otherwise modified from time to time, the “CEP Mid-Con LLC Agreement”) and are fully paid (to the extent required under the CEP Mid-Con LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the CEP Mid-Con LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(r)                                    Ownership of Mid-Continent Oilfield Supply, L.L.C.  CEP Mid-Con owns a 100% membership interest in Mid-Continent Oilfield Supply, L.L.C., an Oklahoma limited liability company (“MCOS”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MCOS (such agreement, as may be further amended, restated or otherwise modified from time to time, the “MCOS LLC Agreement”) and are fully paid (to the extent required under the MCOS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”)); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the MCOS LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(s)                                   Ownership of Catarina Midstream, LLC.  The Partnership owns a 100% membership interest in Catarina Midstream, LLC (“Catarina Midstream”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Catarina Midstream (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Catarina Midstream LLC Agreement”) and are fully paid (to the extent required under the Catarina Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Catarina Midstream LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(t)                                    Ownership of Carnero Gathering, LLC.  The Partnership owns a 50% membership interest in Carnero Gathering, LLC (“Carnero Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Carnero Gathering (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Carnero Gathering LLC Agreement”) and is fully paid (to the extent required under the Carnero Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Carnero Gathering LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(u)                                 Ownership of Northeast Shelf Energy, L.L.C.  CEP Mid-Con owns a 100% membership interest in Northeast Shelf Energy, L.L.C., an Oklahoma limited liability company (“Northeast”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Northeast (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Northeast LLC Agreement”; collectively with the Partnership Agreement, the General Partner LLC Agreement, the SEP IV LLC Agreement, the CEP Mid-Con LLC Agreement, the MCOS LLC Agreement, the Catarina Midstream LLC Agreement and the Carnero Gathering LLC Agreement, the “Organizational Agreements”) and are fully paid (to the extent required under the Northeast LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Northeast LLC Agreement, or created or arising under the Oklahoma LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(v)                                 Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(w)                               Authorization, Execution and Delivery of the Registration Rights Agreement. On the Closing Date, the Registration Rights Agreement will have been duly authorized and validly executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, provided that the enforceability thereof may be limited by the Enforceability Exceptions.

(x)                                 Enforceability of the Subject Documents. Each of the Subject Documents (other than the Registration Rights Agreement) have been duly authorized, executed and delivered by or on behalf of the Partnership Entities party thereto and, assuming due authorization by the other parties thereto (other than a Partnership Entity), constitute a valid and legally binding agreement of such parties, enforceable against such parties in accordance with their respective terms; provided that the enforceability thereof may be limited by the Enforceability Exceptions.

(y)                                 Authority and Authorization. The Investor Units to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment thereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act); and except as described in the SEC Reports, the issuance and sale of the Investor Units to be sold by the Partnership pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.  On the Closing Date, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members, partners or stockholders for the authorization, issuance and sale and delivery of the Investor Units and the consummation of the transactions contemplated by this Agreement to which they are a party shall have been validly taken.

(z)                                  Investor Units. The Investor Units to be sold by the Partnership pursuant to this Agreement, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment thereof as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the SEC Reports, and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(aa)                          Capitalization of the Partnership. As of the date hereof, the issued and outstanding partnership interests of the Partnership consisted of 4,429,915 Common Units, 19,444,445 Class B Preferred Units and the Incentive Distribution Rights. All outstanding Common Units and Class B Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(bb)                          Absence of Defaults. None of the Partnership Entities is in (i) violation of its Organizational Agreements, charter, certificate of limited partnership or formation or conversion or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any instruments, agreements and documents filed as exhibits to the SEC Reports pursuant to Rule 601(b)(10) of Regulation S-K of the Commission or any Form 8-K filed after

January 1, 2016 (provided, that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), such instrument, agreement or other document, as the case may be, shall be in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed) (“Subject Instruments”) or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject that are material with respect to the Partnership Entities taken as a whole (together with Subject Instruments, the “Partnership Documents”); except in the case of clause (iii) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)                            No Conflicts. Neither (i) the issue and sale of the Investor Units and the compliance by the Partnership with this Agreement and the consummation of the transactions herein contemplated nor (ii) the execution, delivery and performance of the Subject Documents (other than the Organizational Agreements) by the Partnership Entities party thereto and the consummation by the Partnership Entities of the transactions contemplated by the Subject Documents (other than the Organizational Agreements), and compliance by the Partnership Entities with their obligations under the Subject Documents (other than the Organizational Agreements) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any Partnership Entity is bound or to which any of the property or assets of the Partnership Entities is subject, nor will such action result in any violation of the provisions of the Organizational Documents or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties.

(dd)                          Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entity exists or is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any of the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(ee)                            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting any Partnership Entity that is required to be disclosed in the SEC Reports (other than as indicated therein) or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation by the Partnership of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement.

(ff)                              Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder, member or creditor of any of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for (x) the execution and delivery of this Agreement and the Subject Documents by the Partnership Entities party thereto and the performance of their respective obligations hereunder and thereunder, (y) the offering, issuance, sale or delivery by the Partnership of the Investor Units to be sold by the Partnership hereunder, or (z) the consummation by the Partnership Entities of any of the other transactions contemplated by this Agreement and the Subject Documents (other than the Organizational Agreements), except such as have already been obtained or will be obtained prior to the Closing Date under the Securities Act, the Exchange Act, the rules and regulations of the Commission thereunder, the rules and regulations of the Financial Industry Regulatory Authority Inc. (“FINRA”) and with the NYSE MKT LLC (the “Exchange”).

(gg)                            Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the SEC Reports, except where the failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; none of the Partnership Entities have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)                          Title to Property.  Each of the Partnership Entities has (A) legal, valid and defensible title to the interests in the oil and natural gas properties supporting the estimates of its net proved reserves contained in the SEC Reports (the “Partnership Properties”), (B) good and indefeasible title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities. All assets held under lease or sublease by the Partnership Entities, including real property, buildings and other improvements, and equipment and other property, except the Partnership Properties covered by clause (A) above, are held by it under valid, subsisting and enforceable leases or subleases, as the case may be, subject to exceptions that are not material and do not interfere with the use made or proposed to be made of such assets, except the Partnership Properties covered by clause (A) above, by the Partnership Entities, and all such leases and subleases are in full force and effect. The Partnership Entities have no notice of any claim that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of any of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  Rights of Way. Each of the Partnership Entities has such consents, easements, permits, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the SEC Reports, subject to such qualifications as may be set forth in the SEC Reports, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities has fulfilled and performed all of its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the SEC Reports; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj)                                Investment Company Act. The Partnership is not, and after giving effect to the Public Offering and the issuance and sale of the Investor Units as contemplated in this Agreement and the Underwriting Agreement, the Partnership will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(kk)                          Intellectual Property.  Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ll)                                  Environmental Laws. Except as disclosed in the SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each Partnership Entity has all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, (D) none of the Partnership Entities has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state law and (E) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(mm)                  Review of Environmental Laws. The Partnership has reviewed the effect of Environmental Laws in effect on the date hereof on the business, operations and properties of the Partnership Entities, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports.

(nn)                          Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to a registration statement filed under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) sold in connection with the sale of the Investor Units, except in each case for such rights contemplated by this Agreement, the Registration Rights Agreement and that have been disclosed in the SEC Reports or the Registration Rights Agreement.

(oo)                          Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid by them and any other assessment, interest, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, interest, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, interest, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(pp)                          Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility, or entitled to the benefits of such insurance, against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective business, assets, employees, properties, officers and directors are in full force and effect; and the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and the Partnership has no reason to believe that it will not be able to renew any existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers as a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(qq)                          Accounting and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls that has been designated by the General Partner’s principal executive officer and principal financial officer, or under their supervision sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the SEC Reports, the Partnership is not aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (ii) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting. The Partnership maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(rr)                                Compliance with Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership, the officers of the General Partner of the Partnership, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith and with which any of them is required to comply, including Section 402 related to loans.

(ss)                              Absence of Manipulation. The Partnership and its controlled affiliates, and to the knowledge of the Partnership, the Partnership’s other affiliates, have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Investor Units.

(tt)                                Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Partnership Entities has (i) used any limited partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from limited partnership funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu)                          Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(vv)                          OFAC. (i) None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership is currently the subject or the target of any U.S. sanctions including, without limitation, any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”); (ii) the Partnership will not directly or indirectly use any of the proceeds from the sale of Investor Units by the Partnership contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund any activities of or business with any Sanctioned Person or Sanctioned Countries (as defined below) or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; (iii) none of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and (iv) except as has been disclosed to the Investor or is not material to the analysis under any Sanctions, none of the Partnership Entities have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Partnership Entities have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ww)                      ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that will, individually or in the aggregate, have a Material Adverse Effect and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that will, individually or in the aggregate, have a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Partnership or any member of its Controlled Group, whether by action or by failure to act, which would cause the loss of such qualification, except for any such actions or failures to act that would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)                          Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the SEC Reports that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(yy)                          Brokers. There is not a broker, finder or other party that is entitled to receive from any Partnership Entity any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(zz)                            No Restrictions on Distributions. The Partnership is not prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, except as described in the SEC Reports.

(aaa)                   Restrictions on Subsidiary Payments to the Partnership.  No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital units, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any Operating Subsidiary, except as described in the SEC Reports.

(bbb)                   Other Sales. The Partnership has not offered, sold or issued any securities that would be integrated with the offering, issuance and sale of the Investor Units contemplated by this Agreement pursuant to the Securities Act and the rules and regulations of the Commission thereunder or the interpretations thereof by the Commission.

(ccc)                      No General Solicitation.  None of the Partnership Entities or any of its controlled affiliates or any other person acting on its or their behalf has solicited offers for, or offered or sold, the Investor Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ddd)                   Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Investor and its compliance with its agreements set forth herein, it is not necessary, in connection with the offer, issuance and sale of the Investor Units in the manner contemplated by this Agreement to register the Investor Units under the Securities Act. The Partnership agrees that neither it nor any of its controlled affiliates nor any person acting on its behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the issuance of the Investor Units under the Securities Act.

(eee)                      Securities Law Compliance.  The offer, issuance and sale of the Investor Units, the execution, delivery and performance of the Subject Documents (other than the Organizational Agreements) and all other actions by the Partnership contemplated in this Agreement comply and will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws, and other applicable laws, and all applicable rules and regulations of the Commission or any other governmental authority.

2.                                The Investor represents and warrants to, and agrees with, the Partnership as follows:

(a)                                 Existence. The Investor is duly organized and validly existing and in good standing under Delaware law, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

(b)                                 Authorization, Enforceability. The Investor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Investor; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Investor, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(c)                                  No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (B) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (C) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or the property or assets of the Investor, except in the cases of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

(d)                                 Brokers. There is not a broker, finder or other party that is entitled to receive from the Investor any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(e)                                  Investment. The Investor Units are being acquired for the Investor’s own account or the account of its affiliates, and with no present intention of distributing the Investor Units or any part thereof, and the Investor has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any state, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Investor Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If the Investor should in the future decide to dispose of any of the Investor Units, the Investor understands and agrees (A) that it may do so only (i) in compliance with the Securities Act and applicable state securities laws, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (B) that stop-transfer instructions to that effect will be in effect with respect to such securities.

(f)                                   Accredited Investor. The Investor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and the investment by the Investor in the Partnership is for its own account and not for the account of others. The Investor Units are being acquired for investment and with no intention of distributing or reselling such Investor Units or any portion thereof or interest therein in any transaction which would be a violation of the securities laws of the United States of America or any state or foreign country or jurisdiction.

(g)                                  Reasonable Access. The Investor has been given reasonable access to full and fair disclosure of all material information regarding the Partnership and the Investor Units, including reasonable access to the books and records of the Partnership. The Investor acknowledges and agrees that it has been provided, to its full satisfaction, with the opportunity to ask questions concerning the terms and conditions of an investment in the Partnership and has knowingly and voluntarily elected instead to rely solely on its own investigation.

(h)                                 Restricted Securities. The Investor understands that the Investor Units are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. The Investor acknowledges that the Investor Units will bear a restrictive legend to that effect. The Investor acknowledges and agrees that the Investor must bear the economic risk of this investment indefinitely, that the Investor Units purchased by the Investor hereunder may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or Blue Sky laws or the availability of exemptions therefrom.

(i)                                     Independent Evaluation. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Investor Units, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Investor Units and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(j)                                    Exemption from Registration. The Investor understands that the Investor Units are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Partnership is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings, which are true, correct and complete, of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Investor Units.

(k)                                 Pre-Existing Relationship. The Investor has a substantive pre-existing relationship with the Partnership and was directly contacted by the Partnership or its agents. The Investor was not identified or contacted through any marketing by the Partnership.

(l)                                     Short Selling. The Investor represents that it has not entered into any “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), whether or not against the box, nor any forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) nor any other similar arrangements, or sales and other transactions through non-U.S. broker dealers or foreign regulated brokers of the Common Units owned by it since the time it first began discussions with the Partnership about the transactions contemplated by this Agreement.

3.                                Subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell the Investor Units to the Investor, and the Investor agrees to purchase the Investor Units from the Partnership, at a purchase price per Common Unit of $11.00.

4.                                      (a)                                 The Investor Units to be purchased by the Investor hereunder, shall be delivered by the Partnership to the Investor against payment by or on behalf of the Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Investor at least forty-eight hours in advance.  Settlement for the Investor Units shall be effected by free delivery of such Investor Units by the Partnership or its transfer agent to the Investor’s account, or to the account of the Investor’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto.  The time and date of such delivery and payment shall be, 9:30 a.m., New York City time, on November 22, 2016 or such other time and date as the Investor and the Partnership may agree upon in writing. Such time and date for delivery of the Investor Units is herein called the “Closing Date.”

(b)                                 The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Investor Units and any additional documents requested by the Investor pursuant to Section 7(e) hereof, will be delivered at the offices of Andrews Kurth Kenyon LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (the “Closing Location”) on the Closing Date.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                The Partnership agrees with the Investor to:

(a)                                 use the net proceeds received by it from the sale of the Investor Units for repayment of indebtedness outstanding under the Credit Agreement; and

(b)                                 use its best efforts to list, subject to notice of issuance, the Investor Units on the Exchange.

6.                                      Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and the Investor shall each use its commercially reasonable efforts to make all filings and obtain all Governmental Licenses that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated herein. The Partnership shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by the Investor or its auditors relating to the actual holdings of the Investor or its accounts; provided, that the Partnership shall not be obligated to provide any such information that could reasonably result in a violation of applicable laws or conflict with the Partnership’s insider trading policy or a confidentiality obligation of the Partnership. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with the Investor to ensure that the Investor Units are validly and effectively issued to the Investor and that the Investor’s ownership of the Investor Units following the Closing Date is accurately reflected on the appropriate books and records of the Partnership’s transfer agent.

7.                                      The obligations of the Investor hereunder, as to the Investor Units to be issued and sold on the Closing Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Partnership herein are, as of the date hereof and of the Closing Date, true and correct, the condition that the Partnership shall have performed all of its obligations hereunder theretofore to be performed by it, and the following additional conditions:

(a)                                 Andrews Kurth Kenyon LLP, counsel for the Partnership, shall have furnished to the Investor their written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor;

(b)                                 None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the SEC Reports any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth SEC Reports, the effect of which, is in the Investor’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase of the Investor Units on the terms and in the manner contemplated in this Agreement;

(c)                                  The Investor Units at the Closing Date shall have been duly listed, subject to notice of issuance, on the Exchange;

(d)                                 The conditions to closing the Public Offering under the Underwriting Agreement have been satisfied without the waiver of any such conditions thereunder;

(e)                                  The Partnership shall have furnished or caused to be furnished to the Investor, certificates of officers of the General Partner, dated as of the Closing Date, reasonably satisfactory to the Investor as to such matters as the Investor may reasonably request, including, without limitation:

(i)                                     the accuracy of the representations and warranties of the Partnership herein at the Closing Date;

(ii)                                  the performance by the Partnership of all of its obligations hereunder to be performed at or prior the Closing Date; and

(iii)                               the matters set forth in subsection (b) of this Section;

(f)                                   The Partnership shall have executed and delivered to the Investor the Registration Rights Agreement;

(g)                                  The Public Offering shall have been consummated; and

(h)                                 The acquisitions contemplated by that certain Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and the Partnership and that certain Purchase and Sale Agreement, dated October 6, 2016, by and among SN Cotulla Assets, LLC, SN Palmetto, LLC, SEP Holdings IV, LLC and the Partnership shall have been consummated.

8.                                      (a)  The Partnership agrees to indemnify and hold harmless the Investor, the directors, officers, employees, affiliates and agents of the Investor and each person who controls the Investor within the meaning of either the Securities Act or the Exchange Act (the “Investor Related Parties”) against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject that arise out of or are in any way related to the breach of any representations, warranties or covenants of the Partnership contained herein; provided, however, that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided, further, that no Investor Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages other than those of third parties for which Investor is or may be liable. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Investor Units, which is specifically included in damages covered by Investor Related Parties’ indemnification above. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)                                 The Investor agrees to indemnify and hold harmless the Partnership, the General Partner, each of their respective directors, each of their respective officers, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act (the “Partnership Related Parties”), against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject that arise out of or are in any way related to the breach of any representations, warranties or covenants of the of the Partnership contained herein; provided, however, such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided, further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages other than those of third parties for which the Partnership is or may be liable.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9.                                      The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the Investor, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Investor or any controlling person of the Investor, or the Partnership, or any officer or director of the General Partner or controlling person of the Partnership, and shall survive delivery of and payment for the Investor Units.

10.                               If for any reason other than a breach of the Investor of any of its representations, warranties and covenants hereunder, any Investor Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Investor for all out-of-pocket expenses of the Investor, including fees and disbursements of counsel, reasonably incurred by the Investor in making preparations for the purchase, sale and delivery of the Investor Units not so delivered, but the Partnership shall then be under no further liability to the Investor except as provided in Section 8 hereof.

11.                               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Investor shall be delivered or sent by mail, telex or facsimile transmission to SN UR Holdings, LLC at 1000 Main Street, Suite 300, Houston, Texas 77002 Attention: President, facsimile number (713) 756-2784; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to Sanchez Production Partners LP at 1000 Main Street, Suite 300, Houston, Texas 77002, Attention: Chief Financial Officer, facsimile number (832) 742-3823.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Investor, the Partnership and, to the extent provided in Section 8 hereof, the officers and directors of the General Partner and each person who controls the Partnership or the Investor, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Investor Units from the Investor shall be deemed a successor or assign by reason merely of such purchase.

13.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Investor, or any of them, with respect to the subject matter hereof.

15.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF TEXAS.  The Partnership and the Investor agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of Texas or, if that court does not have subject matter jurisdiction, in any state court located in The City of Houston, Harris County and the Partnership and the Investor agree to submit to the jurisdiction of, and to venue in, such courts.

16.                               The Partnership and the Investor hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Investor’s understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Investor, this letter and such acceptance hereof shall constitute a binding agreement between the Investor and the Partnership.

SANCHEZ PRODUCTION PARTNERS LP

By:	Sanchez Production Partners GP LLC,
its general partner

By:	/s/ Charles C. Ward

Name:	Charles C. Ward

Title:	Chief Financial Officer

Signature Page to Common Unit Purchase Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SN UR HOLDINGS, LLC

By:	/s/ Antonio R. Sanchez, III
Name: Antonio R. Sanchez, III
Title: Chief Executive Officer

Signature Page to Common Unit Purchase Agreement